Exhibit 21

Subsidiaries of Graco Inc.

The following are subsidiaries of the Company as of December 25, 2015.

Subsidiary	Jurisdiction of Organization	Ownership Type[1]	Percent Owned
Alco Components Limited	England and Wales, UK	Indirect	100%
Alco Hi-Tek Limited	England and Wales, UK	Indirect	100%
Alco Process Valves Limited	England and Wales, UK	Indirect	100%
Alco Sub-Tek Limited	England and Wales, UK	Indirect	100%
Alco Valves Group Limited	England and Wales, UK	Indirect	100%
Alco Valves Inc.	Canada	Indirect	100%
Alco Valves Limited	England and Wales, UK	Indirect	100%
Alco Valves Singapore PTE Limited	England and Wales, UK	Indirect	100%
Alco Valves (US), Inc.	Texas, USA	Indirect	100%
Ecoquip Inc.	Virginia, USA	Direct	100%
Gema Europe s.r.l.	Italy	Indirect	100%
Gema México Powder Finishing, S. de R.L. de C.V.	Mexico	Direct & Indirect	100%
Gema (Shanghai) Co., Ltd.	P.R. China	Indirect	100%
Gema Switzerland GmbH	Switzerland	Indirect	100%
Gema USA Inc.	Minnesota, USA	Direct	100%
GFEC Free Zone Uruguay S.A.	Uruguay	Indirect	100%
GFEC Uruguay S.A.	Uruguay	Indirect	100%
GG Manufacturing s.r.l.	Romania	Indirect	100%
Graco Australia Pty Ltd	Australia	Indirect	100%
Graco BVBA	Belgium	Indirect	100%
Graco Canada Inc.	Canada	Indirect	100%
Graco Chile SpA	Chile	Direct	100%
Graco Colombia S.A.S.	Colombia	Direct	100%
Graco do Brasil Ltda.	Brazil	Indirect	100%
Graco Fluid Equipment (Shanghai) Co., Ltd.	P.R. China	Direct	100%
Graco Fluid Equipment (Suzhou) Co., Ltd.	P.R. China	Indirect	100%
Graco Fluid Handling (A) Inc.	Minnesota, USA	Direct	100%
Graco Fluid Handling (B) Inc.	Minnesota, USA	Direct	100%
Graco Fluid Handling (D) Inc.	Minnesota, USA	Direct	100%
Graco Fluid Handling International Inc.	Minnesota, USA	Direct	100%
Graco Global Holdings S.à r.l.	Luxembourg	Indirect	100%
Graco GmbH	Germany	Indirect	100%
Graco High Pressure Equipment Inc.	Minnesota, USA	Direct	100%
Graco Hong Kong Limited	Hong Kong, P.R. China	Indirect	100%
Graco India Private Limited	India	Indirect	100%
Graco International Holdings S.à r.l.	Luxembourg	Indirect	100%
Graco Korea Inc.	South Korea	Indirect	100%
Graco K.K.	Japan	Indirect	100%
Graco Limited	England and Wales, UK	Indirect	100%
Graco Luxembourg III Holdings S.à r.l.	Luxembourg	Direct	100%
Graco Minnesota Inc.	Minnesota, USA	Direct	100%
Graco Ohio Inc.	Ohio, USA	Direct	100%

Graco S.A.S.	France	Indirect	100%
Graco Trading (Suzhou) Co., Ltd.	P.R. China	Indirect	100%
Gusmer Sudamerica S.A.	Argentina	Direct[2]	100%
Holdings Indemnity Inc.	Utah, USA	Direct	100%
MULTIMAQ – Pistolas e Equipamentos para Pintura Ltda	Brazil	Indirect	100%
Q.E.D. Environmental Systems, Inc.	Michigan, USA	Direct	100%
Staffordshire Hydraulic Services Limited	England and Wales, UK	Indirect	100%

1     Ownership type indicates whether each subsidiary is directly owned by Graco Inc., indirectly owned by Graco Inc. through direct ownership by one or more of its subsidiaries, or a combination thereof.

2    Shares held by two employees of the Company to satisfy the requirements of local law.